                                                                    EXHIBIT 99.1

                          SUNBELT NURSERY GROUP, INC.
                   SERIES A CUMULATIVE CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT


     THIS SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of the 30th day of December, 1997 by and among Sunbelt Nursery Group, Inc. (the "Company"), a Delaware corporation, with offices at 32382 Del Obispo Street, San Juan Capistrano, California 92675 and the persons and entities listed on the Schedule of Investors attached as Exhibit A hereto (each individually is referred to as an
                      ---------
"Investor" and collectively as the "Investors").


                             W I T N E S S E T H:

                                   ARTICLE I

                       AUTHORIZATION OF PREFERRED STOCK;
                     PURCHASE AND SALE OF PREFERRED STOCK

     Section 1.1.  Authorization of Preferred Stock. The Company has authorized
                   --------------------------------
the issue and sale of up to 1,300,000 shares of its Series A Cumulative Convertible Preferred Stock, $.01 par value (such Series A Cumulative Convertible Preferred Stock being hereinafter referred to as the "Series A Preferred Stock") to be issued under this Agreement. The rights, privileges, and preferences of the Series A Preferred Stock are as set forth in the Company's Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Preferred Stock (the "Certificate of Designation") in the form attached to this Agreement as Exhibit B.
                              ---------

     Section 1.2.  Private Offering. The offer and sale of the Series A
                   ----------------
Preferred Stock is being made by the Company in an offering (the "Offering") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

     Section 1.3.  Purchase and Sale of the Preferred Stock. Subject to the
                   ----------------------------------------
terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to each Investor and each Investor agrees to purchase from the Company the number of shares of
Series A Preferred Stock (the "Shares") at a purchase price of one dollar ($1.00) per share of Series A Preferred Stock set forth opposite such Investor's name on Exhibit A hereto.
        ---------

     Section 1.4.  The Closing. Subject to Sections 4.1 and 4.2 hereof, the
                   -----------
closing of the transactions contemplated hereby (the "Closing") shall occur contemporaneous with the funding of the Loan and Security Agreements by and among Paragon Capital LLC ("Paragon") and the Company's wholly-owned subsidiaries, Wolfe Nursery, Inc., Tip Top Nurseries, Inc. and Nurseryland Garden Centers (hereinafter the "Paragon Financing"), or at such other time and place as the parties shall mutually agree. At the Closing, the Company shall deliver to each Investor a certificate or certificates, registered in such Investor's name, representing the number of shares to be purchased by such Investor pursuant to this Agreement against payment of the purchase price thereof in lawful money of the United States of America by wire transfer or, if acceptable to the Company, check payable to the Company.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Representations and Warranties. The Company hereby represents and warrants
     ------------------------------
to the Investors as follows:

     Section 2.1.  Organization and Good Standing. Each of the Company and its
                   ------------------------------
subsidiaries listed on Schedule 2.10 hereto (the "Subsidiaries") is a
                       -------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation which, in the case of the Company, is the State of Delaware. Except as otherwise reflected on Schedule 2.10, each of the
                                                    -------------
Company and the Subsidiaries has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of the business transacted or the character of the properties owned or leased makes such qualification necessary and where the failure to qualify would have a material adverse effect upon the Company's consolidated operations or consolidated financial condition.

     Section 2.2.  Capital Stock. The total authorized capital stock of the
                   -------------
Company presently consists of (i) 25,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 8,500,000 shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of which 1,300,000 shares have been designated Series A Preferred Stock. No shares of the Preferred Stock are presently issued and outstanding. The Shares when issued pursuant to this Agreement will be duly authorized, fully paid and nonassessable.

     Except for the conversion provisions of the Preferred Stock and as set forth on Schedule 2.2 hereto, there are no outstanding warrants, options or
         ------------
other rights to purchase or acquire, or exchangeable for or convertible into, any shares of Common Stock. There are no preemptive rights with respect to the issuance or sale by the Company of the Shares. Except as provided in this Agreement, there are no restrictions on the transfer or voting of any shares of the Common Stock. Other than as set forth in this Agreement and on Schedule 2.2
                                                                   ------------
hereto, there are no existing rights with respect to registration under the Securities Act, of any of the Company's Common Stock or Preferred Stock. No shares of Common Stock or Preferred Stock that have been issued were issued in violation of the preemptive rights of any person. Except as reflected on
Schedule 2.4 hereto, the issuance of the Shares in accordance with the
------------
provisions of this

Agreement has been duly authorized by all necessary corporate action before the Closing, and the Shares when issued and sold to the Investors and upon payment in full of the Purchase Price as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be evidenced by certificates duly and validly authorized by the Company, and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with the terms of issuance, subject to the effect of equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights.

     Section 2.3.  Financial Statements. The Company's audited financial
                   --------------------
statements as of and for the year ended June 29, 1997, included in its Form 10-K for such year (the "10-K"), filed with the Securities and Exchange Commission (the "Commission") and the unaudited financial statements as of and for the three month period ending September 28, 1997, included in its Form 10-Q for such three month period (the "10-Q") filed with the Commission, filed copies of which 10-K and 10-Q's have heretofore been delivered to the Investors, are in conformity with the books and records of the Company and the Subsidiaries, and fairly present the consolidated financial condition of the Company and the Subsidiaries as of each such date and fairly present the consolidated results of the operations of the Company and the Subsidiaries for each period then ended, in conformity with generally accepted accounting principles consistently applied; provided however, that the unaudited financial statements included in the 10-Q are subject to year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles.

     Section 2.4.  Compliance with Other Instruments. Except as reflected on
                   ---------------------------------
Schedule 2.4 hereto, neither the execution and delivery of this Agreement nor
------------
the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby will: (i) conflict with the Certificate of Incorporation or Bylaws of the Company; (ii) conflict with or constitute a material breach of, or constitute a material default under or an event which, with notice or lapse of time or both, would be a material breach of or material default under or violation of any material agreement, indenture, mortgage, deed of trust, loan agreement or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or constitute a violation of any law, administrative regulation, judgment, order decree or award applicable to the Company; (iii) result in the creation or imposition of any material lien or encumbrance upon any property or assets of the Company or any of the Subsidiaries; (iv) result in the loss of any material license or certificate enjoyed or possessed by the Company or any of the Subsidiaries, or
(v) give any party to any material agreement to which the Company is party the right of termination.

     Section 2.5.  Authorization. Subject to the matters set forth on Schedule
                   -------------                                      --------
2.4 hereof, the Company has the full corporate power and authority to enter into
---
this Agreement and to perform all of its obligations hereunder. Subject to
Schedule 2.4 hereto, the execution, delivery and performance of this Agreement
------------
by the Company has been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

     Section 2.6.  Taxes.  Except as reflected on Schedule 2.10 hereto, each of
                   -----                          -------------
the Company and the Subsidiaries has filed all necessary or appropriate federal, state, local and foreign tax returns and reports and all taxes, fees, assessments and governmental charges of a material nature which are due and payable have been paid, except those being contested in good faith or for which an adequate reserve has been set aside, and there is not material tax deficiency which has been or, to the knowledge of the Company, might be asserted against the Company or any of the Subsidiaries which would materially affect the business or operations of the Company and the Subsidiaries considered as a whole.

     Section 2.7.  Litigation.  Except as otherwise reflected in the Disclosure
                   ----------
Documents (defined below) and on Schedule 2.7 hereto, there is not now pending
                                 ------------
nor, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company or any of the Subsidiaries is or will be a party before or by any governmental or regulatory agency or body or arbitration tribunal (i) which questions or affects the Company's ability to enter into and perform its obligations under this Agreement or (ii) which, is adversely determined, would have a material adverse effect on the Company and the Subsidiaries considered as a whole for which the Company has not taken an adequate reserve. In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Subsidiaries having, or that can be reasonably expected to have, any material adverse effect on the business, properties, assets or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

     Section 2.8.  Compliance with Law.  To the best of the Company's knowledge,
                   -------------------
each of the Company and the Subsidiaries is, in the conduct of its business, in compliance with all federal, state, local and other laws, statutes, ordinances and regulations, the enforcement of which would materially adversely affect the business or the value of the properties or assets of the Company and the Subsidiaries taken as a whole.

     Section 2.9.  Licenses, Permits, Etc.  To the best of the Company's
                   ----------------------
knowledge, each of the Company and the Subsidiaries has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state or local, required to permit the operation of its business as presently conducted. Except as otherwise reflected on Schedule
                                                                      --------
2.9 hereto, there are no proceedings pending or, to the knowledge of the
---
Company, threatened, looking toward revocation or limitation of any such approvals, authorizations, consents, licenses, orders or permits, nor, to the Company's knowledge, is there any basis or grounds for any such revocation or limitation.

     Section 2.10. Subsidiaries.  Schedule 2.10 to this Agreement sets forth
                   ------------   --------------
all of the wholly owned Subsidiaries of the Company as of the date of this Agreement. Other than as stated above, "Subsidiaries" shall include all companies in which the Company owns a majority interest.

     Section 2.11. Securities Laws.  Neither the Company nor any other person,
                   ---------------
firm or corporation acting on its behalf has offered any of the Shares for sale to, or solicited any offers to purchase any thereof from, or otherwise approached or negotiated (nor will the Company or any other person, firm or corporation acting on its behalf sell, offer, solicit or otherwise approach or negotiate) in respect thereof with, such number or character of persons in the aggregate or in such manner, as would result in bringing the Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. The offer, issuance and sale of the Shares are and will be exempt from the registration requirements under the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The Company has not retained a broker or finder in connection with the sale of the Shares.

     Section 2.12. Reports.  To the best of the Company's knowledge, for the
                   -------
period commencing one (1) year prior to the date of Closing under this Agreement, the Company reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all amendments and supplements thereto (collectively, the "Reports") complied as to form in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Securities and Exchange Commission thereunder, as of their respective file dates, except that the Company failed to timely file its amendment to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1997.

                                  ARTICLE III

                       REPRESENTATIONS OF THE INVESTORS
                       --------------------------------

     Representations of the Investors.  Each Investor represents and warrants to
     --------------------------------
the Company as follow:

     Section 3.1.  Purchase for Own Account.  Such Investor is acquiring the
                   ------------------------
Shares for its own account for investment and not with a view to or in connection with any distribution or resale thereof, provided that such Investor retains the right to dispose of the Shares in accordance with applicable law, including without limitation the Securities Act.

     Section 3.2.  Restrictions on Transfers.  Such Investors understands that
                   --------------------------
the Shares are not, and any Common Stock acquired on conversion thereof at the time of issuance may not, be registered under either the Securities Act or any applicable state securities laws and further understands that the Shares constitute "restricted securities" within the meaning of Rule 144 under the Securities Act. Such Investor understands that the Shares (or the Common Stock issued on conversion thereof) may not be sold or otherwise transferred unless subsequently registered under the Securities Act and registered or qualified under any applicable state securities laws or, in the opinion of counsel (at the expense of the Investor or transferee) for or reasonably acceptable to the Company, an exemption from registration is available; provided, however, that no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor pursuant to a Rule 144(k) promulgated under the Securities Act or a transfer by an Investor to an affiliate (as defined in Rule 405 of the Securities Act) of such Investor, if such affiliate is an accredited investor. Such Investor further understands that, except pursuant to subsection (k) of Rule 144, any routine sales of Shares (and any Common Stock issued upon conversion thereof) made in reliance on Rule 144 can only be made if current information about the Company is publicly available and then only in limited amounts in accordance with that rule. Pursuant to the terms of the Certificate of Designation no holder of shares of Series A Preferred Stock may transfer any such shares except to an "accredited investor" as such term is defined in Rule 501(a) adopted by the Securities and Exchange Commission under the Securities Act and then only in transactions involving the transfer of at least 50,000 shares of Series A Preferred Stock.

     Section 3.3.  Restrictive Legends.  Until such time as the Shares have been
                   -------------------
registered under the Securities Act and registered or qualified under any applicable state securities laws or until such time as the Company is provided by the Purchaser with an opinion of counsel reasonably acceptable to the Company to the effect that the transfer of the Shares may be made without any such registration or qualification the certificates representing the Shares shall be imprinted with a legend in substantially the following form;

     "The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or registered or qualified under any applicable state securities laws, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or reasonably acceptable to the issuer shall not (by virtue of any applicable exemption under the Act and any applicable state securities laws, any rule or regulation thereunder or the federal bankruptcy laws) require such registration or qualification."

     Section 3.4.  Access to Information.  Such Investor is able to fend for
                   ---------------------
itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Such Investor has had access, during the course of the transaction and prior to its purchase of its Shares, to the same kind of information that would be provided in a registration statement filed by the Company under the 1933 Act and that it has had, during the course of the transaction and prior to its purchase of its Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     Section 3.5.  Accredited Investor.  Such Investor is an "Accredited
                   -------------------
Investor" as such term is defined in Rule 501(a) as adopted by the Securities and Exchange Commission pursuant to the Securities Act, and has a net worth of at least $1,000,000.

     Section 3.6.  Authorizations. Such Investor has full power and authority to
                   --------------
enter this Agreement and to fully perform the terms of this Agreement hereunder. The execution, delivery, and performance of this Agreement by such Investor has been (or will be duly) authorized by all necessary action of such Investor prior to Closing, and this Agreement constitutes the legal, valid and binding obligation of such Investor enforceable in accordance with its terms, and the execution and delivery of this Agreement and the purchase of the shares contemplated thereby by such Investor will not violate any applicable federal or state law, regulation or rule.

     Section 3.7.  Broker's or Finder's Fees.  Such Investor has not retained a
                   -------------------------
broker or finder in connection with the purchase of the Shares.

     Section 3.8.  Receipt of Disclosure Documents. Such Investor acknowledges
                   -------------------------------
receipt of a copy of each of the following documents (the Disclosure Documents):

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1997, and Form 10-KA-1 filed with the Securities and Exchange Commission on October 29, 1997;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 28, 1997; and

     (iii) The Company's Notice of Annual Meeting and Proxy Statement for the annual meeting of Stockholders to be held December 12, 1997.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

     Section 4.1.  Conditions to the Obligations of the Investors.  The
                   ----------------------------------------------
obligation of the Investors to be bound by the provisions of this Agreement and to purchase the Shares is subject to satisfaction of the following conditions precedent, any or all of which may be waived in whole or in part by the
Investors:

     (a)  Representations and Warranties Correct.  All of the representations
          --------------------------------------
and warranties of the Company contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto or otherwise delivered to the Investors shall be true and correct on the date of Closing.

     (b)  Performance of Obligations. All of the obligations of the Company
          --------------------------
shall have been performed pursuant to the terms and conditions hereof on or prior to the date of Closing.

     (c)  Paragon Financing.  All conditions to the closing of the Paragon
          -----------------
Financing shall have been satisfied or waived by Paragon.

     (d)  Amex Listing.  The Company shall have received written notice of
          ------------
approval for the listing of the Shares by the American Stock Exchange.

     (e)  Certificate of Designation.  The Certificate of Designation shall have
          --------------------------
been duly filed and accepted by the Delaware Secretary of State.

     (f)  Opinion of Counsel to the Company.  The Investors shall have received
          ---------------------------------
an opinion of Murphy Mahon Keffler & Farrier, L.L.P., counsel to the Company, based upon such counsel's best knowledge, addressed to the Purchaser, dated such date, substantially in the form as set forth below:

     1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and that it has full corporate power and authority to execute the Agreement and to consummate the transactions contemplated thereby;

     2) The Agreement has been duly authorized by the Company and its Board of Directors and duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid, and binding obligation of the Company and is enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors;

     3) The offer, issuance, sale and delivery of the Shares in conformity with the terms of the Agreement does not violate any provision of the Company's Certificate of Incorporation or Bylaws;

     4) To such counsel's knowledge, other than the conditions to closing and the matters set forth on Schedule 2.4 hereto, no order, authorization,
                              ------------
     consent or approval of, or registration, declaration or filing with any state or federal governmental authority or agency is required in connection with the execution and delivery of the Agreement or the offer, sale or issuance of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Agreement.

     5) To such counsel's knowledge, except as otherwise set forth in the Disclosure Documents and Schedule 2.7, neither Sunbelt nor any of its
                              ------------
     subsidiaries is a party to any pending or threatened action, suit, proceeding or investigation before any court or governmental agency.

     6)   Except as set forth on Schedule 2.4 hereto, neither the execution,
                                 ------------
     delivery or performance of the Agreement nor compliance by the Company with all provisions thereof, nor consummation by the Company of the transactions contemplated thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Certificate of Incorporation or bylaws of the Company, or, to such counsel's knowledge, any material contract to which it is a party, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any such material contract nor will any such action result in any violation of any existing Delaware or Federal law, rule, regulation (assuming compliance with all applicable state securities and Blue Sky laws), or any ruling, judgment, injunction, order or decree of any court or government entity or instrumentality known to such counsel, and applicable to the Company or any of its properties;

     7) To such counsel's knowledge, without undertaking any independent investigation, the authorized, issued and outstanding capital stock of the Company (i) is as set forth in Section 2.2 of the Agreement, (ii) has been duly and validly authorized and issued and are fully paid and nonassessable, and (iii) has not been issued in violation of any preemptive right, co-sale right, or registration right.

     8) Once issued and delivered for the consideration stated in the Agreement, the Shares shall be duly and validly issued, fully paid and non-assessable. To such counsel's knowledge, without undertaking any independent investigation, there are no outstanding subscriptions, options (other than employee stock options), warrants, rights or other written agreements obligating the Company to issue or sell any shares of Common or Preferred Stock of the Company other than as set forth on Schedule 2.2.
                                                               ------------

     (g)  Consents Obtained.  The Company shall have obtained in writing all
          -----------------
consents, if any, needed to enable the Company to observe and comply with all of its obligations hereunder.

     (h)  Other Documents.  All instruments, documents and legal matters
          ----------------
reasonable and necessary to consummate the transactions contemplated by this Agreement shall be satisfactory in form and substance to the respective counsels for the Investors and the Investors shall have received all documents reasonably requested in connection with the purchase of the Shares.

     Section 4.2.  Conditions to the Obligations of the Company.  The obligation
                   --------------------------------------------
of the Company to be bound by the provisions of this Agreement and to sell the Shares is subject to satisfaction of the following conditions precedent:

     (a)  Representations and Warranties Correct.  All of the representations
          --------------------------------------
and warranties of the Investors contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto or otherwise delivered to the Company shall be true and correct on the date of Closing.

     (b)  Consents Obtained.  Each Investor shall have obtained in writing all
          -----------------
consents, if any, needed to enable such Investor to observe and comply with all of its obligations hereunder.

     (c)  Corporate Resolutions Compliance Certificate and Certain Other
          --------------------------------------------------------------
Documents.  Each Investor that is a corporation or other business entity shall
---------
have delivered to the Company on such date certified copies of the resolutions adopted by such Investor's Board of Directors or other governing body authorizing the execution, delivery and performance of this Agreement and the purchase and acceptance of the Shares.

     (d)  Other Documents.  All instruments, documents and legal matters
          ---------------
reasonable and necessary to consummate the transactions contemplated by this Agreement shall be satisfactory in form and substance to counsel for the Company and the Company shall have received all documents reasonably requested in connection with the sale thereby of the Shares.


                                   ARTICLE V

                              REGISTRATION RIGHTS
                              -------------------

     Section 5.1.  "Holder."  As used in this Article V, the term "holder" shall
                    ------
mean any person owing or having the right to acquire Registrable Securities (as defined below), including any transferee of Registrable Securities to whom the Purchaser has assigned its registration rights under this Article V, but only if the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; provided, however, that such assignment shall be effective only if immediately following such transfer the transferee or assignee is the holder of at least 50,000 Registrable Securities and the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act.

     Section 5.2.  "Registrable Securities."  As used in this Article V, the
                    ----------------------
term "Registrable Securities" shall mean (1) the Common Stock issued or issuable upon conversion of the Shares and (2) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares; provided, however, that any shares previously sold in the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act shall cease to be Registrable Securities.

     Section 5.3.  Piggy-Back Registration.  Whenever the Company proposes to
                   ------------------------
register any shares of its capital stock for its own or others account under the Securities Act for a public offering for cash, on a form that would also permit the registration of the Registrable Securities, the Company shall give each holder of Registrable Securities prompt written notice of its intent to do so. Upon the written request of any such holder given within 15 days after receipt of such notice, the Company will use its best efforts to cause to be included in such registration all of the Registrable Securities which such holder requests. If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 5.3 that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata (based upon the number of shares of the Company's capital stock held by all persons other than the Company, who hold Registrable Securities) the number of shares offered for the accounts of such persons to a number deemed satisfactory by such managing underwriter. No agreement of the Company shall permit any person other than the Company or holders of Registrable Securities to participate in any registration under this paragraph except on the basis that any offering limitation either applies only to such other persons or is apportioned according to the number of shares held by each participant. Rights under this Section 5.3 are subject to the terms and provisions of outstanding demand registration rights which are referenced in
Schedule 2.2.
------------

     Section 5.4. Demand Registrations. If at any time after December 31, 1998,
                  --------------------
and prior to January 1, 2006, the holder(s) of at least twenty-five percent (25%) of the Registrable Securities shall notify the Company in writing that such holders intend to offer or cause to be offered for sale at least twenty-five percent (25%) of such Registrable Securities and shall request the Company to cause such Registrable Securities to be registered under the Securities Act, the Company will use its best efforts as soon as practicable thereafter to register such Registrable Securities (together with any other Registrable Securities requested by the holders thereof to be included in such registration pursuant to Section 5.3 within 15 days after receipt of a notice from the Company pursuant to Section 5.3) in accordance with the registration procedures set forth in Section 5.5 hereof.

     Such rights to require registration shall be in addition to the rights of the holders under Sections 5.3 and 5.5 and shall be available to holders, acting pursuant to this Agreement, on not more than a cumulative total of two (2) occasions; provided, however, that each such registration right shall be deemed to have been used only upon such registration statement becoming and remaining effective in accordance with the provisions hereof. The Company shall, within five days of receipt of a request for registration pursuant to this Section 5.4, notify each holder of such request and permit each holder to join such request; provided, that such holder, within 15 days of receipt of such notification, so indicates in writing to the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect a registration pursuant to this Section 5.4 during the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on a date three (3) months following the effective date of, a registration statement pertaining to an underwritten pub1ic offering of securities for the account of the Company provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; provided, however, that no such registration statements filed by the Company shall preclude the holders of the Registrable Securities from exercising a registration right hereunder this Section 5.4 for more than 90 days.

     Section 5.5. Registration Procedures.
                  -----------------------

     (a) All registration expenses incurred in connection with registrations under Sections 5.3 and 5.4 (including all registration, filing, qualification, printer's, accounting and legal fees) shall be borne by the Company. All selling expenses, including underwriting commissions and discounts, relating to the Registrable Securities shall be borne pro rata by the holders whose Registrable Securities are to be registered.

     (b) In connection with registrations under this Article 5, the Company shall (i) use its best efforts to prepare and file with the Securities and Exchange Commission (the "Commission") as soon as reasonably practicable, but not later than 90 days, a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 12 months or such shorter period during which holders shall have sold all Registrable Securities which they requested to be registered); (ii) furnish to each holder such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder; (iii) use its best efforts to register and qualify the Registrable Securities covered by such registration statement under applicable state securities laws as shall be reasonably appropriate for the distribution of the Registrable Securities; and (iv) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder, or the reasonable request of any holder, with respect to the registration and distribution of the Registrable Securities. The Company is not obligated to effect registration or qualification under this Article 5 in any jurisdiction requiring it to qualify to do business or to execute a general consent to service of process.

     Section 5.6. Certain Delays: Notification.
                  ----------------------------

     (a) The Company shall have the right, on not more than two occasions, to defer for a reasonable period (not to exceed 90 days) the filing of any registration statement requested under Sections 5.4 or 5.5 if, in the reasonable judgment of the Company's board of directors, such registration would materially interfere with or materially and adversely affect any then existing negotiations for financing arrangements or financing plans of the Company, or any arrangement or plan of the Company, then pending or being negotiated in good faith, relating to any acquisition, disposition, merger or similar transaction, or would require an audit of the Company or any Subsidiary other than the regularly scheduled annual audit (unless the requesting holder or holders and other parties joining such request or otherwise participating in such registration agree to bear the expenses of such audit), such right to defer a registration to be exercised by the Company not more than once in any year period.

     (b) The Company shall promptly notify each holder of Registrable Securities covered by any registration statement of any event which results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall forthwith prepare and furnish, after securing such approvals as may be necessary, to such holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (c) The Company shall promptly notify all selling holders of any stop order or similar proceeding initiated by state or federal regulatory bodies and use its best efforts to take all necessary steps expeditiously to remove such stop order to similar proceeding.

     Section 5.7. Indemnification by the Company. To the extent permitted
                  ------------------------------
by law, the Company will indemnify and hold harmless each participating holder and each underwriter of the Registrable Securities being sold by such holder, and each controlling person of such holder and underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to such Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such holder and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with each such holder and underwriter containing customary provisions, including provisions for contribution, as any holder or underwriter shall reasonably request; provided, however, that the Indemnity Agreement contained in this
Section 5.7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld, nor shall the Company be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder or underwriter and stated to be specifically for use therein.

     Section 5.8. Indemnification by Holders. To the extent permitted by law,
                  --------------------------
each participating holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Act) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such director, officer or controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with the Company and each such person containing customary provisions, including provisions for contribution, as the Company or each such person shall reasonably request; provided, however, that no holder of Registrable Securities will be liable in any such case except to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder and stated to be specifically for use therein; and provided, further, that no holder of Registrable Securities will be liable under this section for any losses, costs, damages or expenses exceeding in aggregate the proceeds to such holder in such offering; and, provided further, however, that the indemnity contained in this
Section 5.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action (if such settlement is effected without the consent of such holder, which consent will not be unreasonably withheld).

     Section 5.9. Reports under Securities Exchange Act of 1934. With a view to
                  ---------------------------------------------
making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to registration on Form S-3, the Company agrees to use its best efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration Under the Securities Exchange Act of 1934 and timely reporting to the Commission).

     Section 5.10. Preparation of Registration Statements. Whenever the Company
                   --------------------------------------
is registering any Common Stock under the Securities Act and a holder of Registrable Securities is selling any securities under such registration or determines that it may be a controlling person under such Act, the Company will allow such holder to participate in the preparation of the registration statement, will include in the registration statement such information as such holder may reasonably request and will take all such other action as such holder may reasonably request.

                                  ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     Section 6.1. Indemnification by the Company. The Company agrees to
                  ------------------------------
indemnify and hold harmless each Investor from and against, and to reimburse each Investor with respect to any and all loss, damage, liability, cost and expense, including reasonable attorney's fees incurred by such Investor, by reason of or arising out of or in connection with: (i) a material breach of any representation or warranty contained in Article II hereof or in any certificate delivered to the Investor pursuant to the provisions of this Agreement; or (ii) the failure of the Company to perform any material agreement required by this Agreement.

  Section 6.2. Indemnification by the Investors. The Investors agree to
               --------------------------------
indemnify and hold the Company harmless from and against, and to reimburse the Company with respect to any and all loss, damage, liability, cost and expense, including reasonable attorney's fees incurred by the Company by reason of or arising out of or in connection with: (i) a material breach of any representation or warranty contained in Article III hereof made by such Investor or (ii) the failure of such Investor to perform any material agreement required by this Agreement to be performed by it.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

  Section 7.1. Survival of Representations and Warranties. All representations
               -----------------------------------------
and warranties contained herein or made in writing by the Company and the Investors in connection with the transactions contemplated hereby shall survive any investigations made by the Investors and the execution and delivery of this Agreement and the Closing Date for a period of one year.

     Section 7.2. Entire Agreement. This Agreement and the Exhibits and
                  ----------------
Schedules hereto and thereto constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except in the case of modifications and amendments pursuant to the written consent of the parties to this Agreement and in the case of waiver pursuant to a writing by the person so waiving.

     Section 7.3. Notices. All notices, requests, demands and other
                  -------
communications called for or contemplated hereunder shall be in writing and shall be deemed duly given three days from the date such notice is deposited in the United States mail, postage-paid and addressed to the proper parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to an Investor:  At such investor's address set forth on Exhibit A hereto.

     If to the Company:  Sunbelt Nursery Group, Inc.
                         32382 Del Obispo Street
                         San Juan Capistrano, California 92675
                         Attn:  Timothy R. Duoos, President

                         With a copy to:
                         Murphy Mahon Keffler & Farrier, L.L.P.
                         500 Throckmorton Street, Suite 1810
                         Fort Worth, Texas 76102
                         Attn:  Robert J. Keffler

     Section 7.4. Successors. This Agreement shall be binding upon and inure to
                  ----------
the benefit of the Company, the Investors and their respective legal successors. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their legal successors, any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

     Section 7.5. Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 7.6. Headings. The headings in this Agreement are for reference
                  ----------
purposes only and shall not be deemed to have any substantive effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above,

                                             COMPANY:

                                             SUNBELT NURSERY GROUP. INC.


                                             By: /s/ Timothy R. Duoos
                                                ----------------------------
                                             Title: President
                                                   -------------------------

                          SUNBELT NURSERY GROUP, INC.
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                SIGNATURE PAGE


                                   JOHN TASTAD


                                    /s/ John Tastad
                                   -------------------------------
                                   John Tastad


                                   HEALTHY AMERICAN PRODUCTS. INC.


                                   By: /s/ Janet R. Leuman
                                      ----------------------------
                                   Title: Vice President
                                         -------------------------


                                   TIMOTHY R. DUOOS


                                   /s/ Timothy R. Duoos
                                   -------------------------------
                                   Timothy R. Duoos

                                  EXHIBIT "A"


                             Schedule of Investors
                             ---------------------

                                            Shares of Series A
                                              Preferred Stock
Investors                                       Purchased                    Purchase Price
---------                                       ---------                    --------------
John Tastad
c/o Energy Masters, Inc.                         500,000                        $500,000
1385 Mendola Heights Rd.
St. Paul, Minnesota 55120

Healthy American Products, Inc.
7901 Xerxes Ave. South, Suite 201
Minneapolis, Minnesota 54431                     500,000                        $500,000
Attn:  Rodney Burwell

Timothy R. Duoos
32382 Del Obispo Street                          300,000                        $300,000
San Juan Capistrano, California 92675

                                 Schedule 2.2


                    Outstanding Warrants, Options or Other
                   Rights to Purchase or Acquire, or Require
                  Registration of Common Stock of the Company
                  -------------------------------------------

1. 60,500 shares of Common Stock to be issued upon the exercise of stock options under the Company's 1991 Stock Option Plan, as of June 28, 1997.

2. 125,000 shares of Common Stock to be issued upon the exercise of stock options issued by the Company to its non-employee Directors, as of September 1, 1997.

3. Demand and piggyback registration rights under certain Registration Rights Agreements dated June 20, 1997 between the Company and Timothy R. Duoos and Healthy American Products covering 3,200,000 shares and 1,000,000 shares, respectively.

4. Piggyback registration rights under that certain Settlement and Registration Rights Agreement with Mellon U.S. Leasing covering 50,000 shares. As of December 22, 1997, the stock certificate representing these shares has not been delivered to Mellon U.S. Leasing.

5. Warrants to purchase 66,000 shares of Common Stock, and registration rights associated therewith by Healthy American Products, Inc. pursuant to that certain Warrant Agreement dated on or about the date of this Agreement.

6. Warrants to purchase 165,000 shares of Common Stock and registration rights associated therewith by John Tastad pursuant to that certain Warrant Agreement dated on or about the date of this Agreement,

                                 Schedule 2.4


1. The consent of American National Bank of Chicago, or its assignee, is required for the Company to complete the transactions contemplated by the Stock Purchase Agreement and the Certificate of Designation.

2. The consent of the American Stock Exchange to the issuance of the Shares, and its acceptance of the Company's listing application covering the Shares, is required under the Rules of the American Stock Exchange's and the Company's Listing Agreement.

                                 Schedule 2.7


1. Sunbelt Nursery Group, Inc. is a defendant in litigation styled Principal Financial Securities, Inc. and Loeb Partners Corporation v. Sunbelt Nursery Group, Inc., General Host Corporation, Lyndale Garden Center, Inc., and Timothy Duoos which is pending in the 352nd District Court of Tarrant County, Texas in Cause No. 352-157413-95. This suit was filed on January 26, 1995, and is currently scheduled for trial beginning June 15, 1998. In this lawsuit, the Plaintiffs allege that they are entitled to payment as an assignee of Hamilton Investments, Inc. According to the Plaintiffs, they are entitled to payment based upon a contract between Hamilton and Sunbelt. The Plaintiffs allege that Hamilton was entitled to a five percent (5%) commission on financing obtained by Sunbelt from American National Bank of Chicago in 1994. Sunbelt disputes this and contends that Hamilton was not a procuring cause of such financing, and, therefore, is not entitled to a commission. Discovery has been commenced by all parties but is not yet complete. The Plaintiffs seek actual damages which they allege to be in excess of $700,000, plus punitive damages, court costs, and attorney's fees. If this claim is not resolved by settlement, the Company has indicated an intention to continue to vigorously contest this case.

2. Sunbelt Nursery Group, Inc. and Wolfe Nursery, Inc. are plaintiffs and counter-defendants in litigation styled Sunbelt Nursery Group, Inc. and Wolfe Nursery, Inc. v. Green Creek Nursery Inc. which is pending in the 352nd District Court of Tarrant County, Texas in cause number 352-169556-97. This suit was filed on June 20, 1997. In the lawsuit, the Plaintiffs (Sunbelt and Wolfe) contend that the Defendant has failed to perform on a 1993 contract for delivery on an ongoing basis of certain trees and shrubs and that the contract has been modified as to amounts to be delivered and price based on later agreement of the parties and subsequent conduct. Plaintiffs have sued Defendant for a declaratory judgment that Plaintiffs have no further obligations under the contract and for actual damages, attorneys' fees, and costs of court. Defendant has filed a counterclaim against Plaintiffs for alleged breach of the contract by Plaintiffs and seek actual and special damages from Plaintiffs in an unspecified amount; plus attorney's fees. If the case is not resolved by settlement, the Company has indicated an intention to vigorously pursue this case, and to vigorously contest any counterclaims that may be filed.

                                 Schedule 2.9


     Attached correspondence dated October 21, 1997 and December 19, 1997 from the American Stock Exchange ("AMEX") to the Company regarding the Company's continued listing eligibility under the AMEX Company Guide.

                                 Schedule 2.10

                          Subsidiaries of the Company
                          ---------------------------

                                                               State of
     Name                               Ownership            Incorporation
     ----                               ---------            -------------
Wolfe Nursery, Inc.                       100%               Delaware
Sunbelt Management, Inc.                  100%               Delaware
Tip Top Nurseries, Inc.                   100%               Arizona
Nurseryland Garden Centers, Inc.          100%               California
Sunbelt Nursery Holdings, Inc.            100%               Arizona
Houston Patio & Garden Centers, Inc.      100%               Texas
Green Brothers Nursery, Inc.              100%               Georgia

     Tip Top Nurseries, Inc. is not presently in good standing with the State of Arizona by virtue of its failure to timely file an annual report due December 8, 1997. Neither Tip Top Nurseries, Inc. or Wolfe Nursery, Inc. are qualified to do business in the State of California.

                                  EXHIBIT "B"


            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                          SUNBELT NURSERY GROUP, INC.


                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware


     We, the undersigned, the President and Secretary, respectively, of Sunbelt Nursery Group, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY that the following resolution was duly adopted by an independent committee of the Board of Directors of the Corporation at a special meeting held December 23, 1997:

          "RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, as the same may heretofore have been amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors does hereby provide for the issuance of a series of preferred stock of the Corporation which is hereby given the designation of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of One Million Three Hundred Thousand (1,300,000) shares, each of One Cent ($.01) par value, and the Board of Directors hereby fixes the voting powers, preferences and relative, participating, option or other special rights, and the qualifications, limitation or restrictions thereof, of the shares of such series, as follows:

          1.   Dividends. The holders of shares of Series A Preferred Stock
               ---------
     shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the annual rate of seven cents ($.07) per share, payable in arrears annually on the thirty-first day of December of each year, commencing on December 31, 1998. Cash dividends shall be cumulative for all periods as to which the full cash dividend shall not have been paid. Such dividends may be accrued by the Corporation without penalty. If the dividend on the Series A Preferred Stock for any dividend period, and an amount equal to all accrued but unpaid dividends relating to prior dividend periods, shall not have been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before (i) any dividend whatsoever is declared or paid upon, or any distribution is made upon, any Common Stock or any other series of preferred stock or any security convertible into Common Stock or preferred stock, whether in cash or in property (other than a dividend or distribution payable in shares of Common Stock), or (ii) any shares of Common Stock or any other series of preferred stock are purchased or redeemed by the Corporation for cash or property, or (iii) any moneys are paid to or made available for a sinking fund for the purchase or redemption of any shares of Common Stock or any other series of preferred stock. In the event any shares of Series A Preferred Stock are issued, converted or redeemed on any date other than the last day of the calendar year, the dividend payable with respect to such year will be prorated and will accrue and be payable only with respect to the portion of such year that such Series A Preferred Stock is outstanding.

     2.   Rights on Liquidation, Dissolution or Winding Up.
          ------------------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking, on liquidation, junior to the Series A Preferred Stock, which must include any and all subsequent issuances of any other series of preferred stock, the amount of One Dollar ($1.00) in cash for each share of Series A Preferred Stock, plus an amount equal to the dividends accumulated and unpaid on each such share, if any, up to the date of payment.

          (b) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amounts to which they each shall be entitled pursuant to subparagraph (a) above (as appropriately adjusted in the event of any stock dividend, stock split or combination or similar recapitalization of the Corporation's capital stock), the holders of shares of Series A Preferred Stock shall be entitled to receive ratably all of the assets of the Corporation then available for distribution to its stockholders.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes of stock ranking junior to the Series A Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series A Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

          (d) For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving corporation, or the sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution, or winding up of the Corporation.

4.   Conversion.
     ----------

     (a) The holder of any shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert any such shares into the whole number of fully paid and non-assessable shares of Common Stock, with the Series A Preferred Stock valued at one dollar ($1.00) per share, and the Common Stock valued at the average daily Market Price (defined in subparagraph (e) below) for the ten (10) trading days following the Closing of the sale of the Series A Preferred Stock, but in no event shall the Common Stock be valued at greater than $1.00 per share ("Series A Preferred Conversion Ratio"). Such conversion shall be effected by the surrendering of the certificates representing the shares of Series A Preferred Stock to be converted in the manner provided by Section 4(b). The holder of any shares of Series A Preferred Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of all declared and unpaid dividends and accrued and undeclared dividends payable with respect to such shares up to and including the Conversion Date (as hereinafter defined). Notwithstanding anything herein to the contrary, such accrued dividends shall be payable only through the most recently ended quarter prior to the Conversion Date.

     (b) The holder of any shares of Series A Preferred Stock may exercise the conversion right pursuant to Section 4(a) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock or at any such other place as may be designated from time to time by the Corporation, or to the Corporation (if required by the Corporation), the certificate or certificates for the shares to be converted or so converted, duly endorsed or assigned in blank, accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address or addresses) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected with respect to conversion under Section 4(a) hereof on the date when the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, together with a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 4(c) hereof and a check or cash in payment of all declared and unpaid dividends and accrued and undeclared dividends (to the extent permitted by law), if any, payable with respect to the shares of Series A Preferred Stock so converted, up to and including the Conversion Date, which have accrued through the most recently ended fiscal quarter. The person in whose names the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he or it shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Series A Preferred Conversion Ratio shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock, representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on, and all other rights relating to, the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

          (c) No fractional shares of Common Stack or scrip shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one
     (1) share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the closing price of the Common Stock as of the last business day immediately prior to the surrender date.

          (d) The Series A Preferred Conversion Ratio shall be subject to adjustment from time to time as follows:

               (i) If, at any time after an original date of issuance, the number of shares of Common Stock issued and outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock or of those entitled to receive such stock dividend, subdivision or split-up, the Series A Preferred Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

               (ii) If, at any time after the original date of issuance, the number of shares of Common Stock issued and outstanding is decreased by a combination of the issued and outstanding shares of Common Stock, then, following the record date for such combination, the Series A Preferred Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (iii) If, at any time after the original date of issuance, any shares of Series A Preferred Stock are converted into such shares of Common Stock, the Series A Preferred Conversion Ratio shall, at the option of the holder, be appropriately increased so as to account for the accrued and unpaid dividends on the Series A Preferred Stock through the most recently ended fiscal quarter, or, at the option of the holder, accrued and unpaid dividends shall be paid in cash upon conversion as soon as funds are legally available therefor.

               (iv) In case, at any time after the original date of issuance, there occurs a capital reorganization, a reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another entity (other than a subsidiary merger or a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), or the sale or other disposition of all or substantially all the properties and assets of the Corporation to any other entity (each, an "Event"), each issued and outstanding share of Series A Preferred Stock shall be convertible after such Event (unless, in the case of an Event, payment shall have been made to the holders of all shares of Series A Preferred Stock of the full amount to which they shall have been entitled pursuant to
          Section 3 hereof), into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such Event) upon conversion of such share would have been entitled upon such Event. The provisions of this Section 4(d)(iv) shall similarly apply to successive Events.

               (v) All calculations under this Section 4(e) shall be made to the nearest 1/10 of a cent or to the nearest 1/10 of a share, as the case may be.

               (vi) For the purpose of any computation hereunder, Market Price for any day shall mean the average sales prices on such day on all domestic stock exchanges on which the Common Stock may then be listed, or, if no sale took place on such day on any such exchange, the average of the closing bid and asked prices on such day, as officially quoted on such exchanges, or if the Common Stock is not at the time listed or admitted for trading on any domestic stock exchange, then the last sales price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), if available, or the average of the last bid and asked prices on such day as reported by NASDAQ, as the case may be, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. (or any similar reputable quotation and reporting service), or if such quotation is not reported by the National Quotation Bureau, Inc. or if there is no such firm, then as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation, and if no such member is furnishing such quotation, then the Market Price for such shares shall be established by the Board of Directors of the Corporation, utilizing its reasonable good faith business judgment.

               (vii) In any case in which the provisions of this Section 4(d) require that an adjustment become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) the issuance to the holder of any share of Series A Preferred Stock converted after such record date, and before the occurrence of such event, of such additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (ii) the payment to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4(c); provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (e) Whenever the Series A Preferred Conversion Ratio (or Series A Preferred Conversion Price) shall be adjusted as provided in Section 4(d), the Corporation shall forthwith file, at the office of the transfer agent for the Series A Preferred Stock or at such other place as may be designated by the Corporation from time to time, a statement, signed by a designated corporate officer, showing in reasonable detail the facts requiring such adjustment and the Series A Preferred Conversion Ratio (or Series A Preferred Conversion Price) that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class mail, postage prepaid, to each holder of shares of Series A Preferred Stock at his or its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4(f).

          (f) In the event the Corporation shall propose to take any action on the type described in clauses (i), (ii), (iii) or (iv) of Section 4(d), the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Ratio (or Series A Preferred Conversion Price) and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock, as the case may be. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (g) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Shares of Series A Preferred Stock in respect of which such shares are being issued.

          (h) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto, and will not be subject to any sinking fund provision.

          (i) The Corporation shall at all times reserve and keep available out of its Common Stock (whether authorized but unissued shares reserved by it free from preemptive rights or issued shares which have been reacquired by it) the number of full shares of such Common Stock into which all shares of Series A Perferred Stock from time to time outstanding are convertible.

     5.   Voting.
          ------

          The holders of Series A Preferred Stock shall, by virtue of their ownership thereof, have the same voting powers as holders of the Company's Common Stock. Whenever the holders of the Corporation's Common Stock shall be entitled to exercise voting rights, the holder of the Series A Perferred Stock shall also be entitled to one vote per share of Series A Preferred Stock so held.

     6.   Restrictions on Transfer.
          ------------------------

          No holder of shares of Series A Preferred Stock may transfer any such shares except to (i) an "Accredited Investor" as such term is defined in Rule 501(a) adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (as the same may be modified from time to rime or in any successor provision or statute) and then only in transactions aggregating fifty thousand (50,000) shares or more, or (ii) an affiliate of the holder, which affiliate is also an "Accredited Investor".

     IN WITNESS WHEREOF, this Certificate has been made under the seal of the said SUNBELT NURSERY GROUP, INC. and has been signed by Timothy R. Duoos, its President, and attested to by Chad Ruth, its Secretary, this 30th day of December, 1997.

                                        /s/ Timothy R. Duoos
                                        ---------------------------------
                                        Timothy R. Duoos, President

Attest:


/s/ Chad Ruth
------------------------------
Chad Ruth, Secretary